Exhibit 5.16

CONSENT OF D. VALLIERES

The undersigned hereby consents to reference to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission in connection with (1) the technical report entitled “Technical Report on the Quimsacocha Gold Project, Azuay Province, Ecuador (February 2009)” (the “Quimsacocha Report”); (2) the technical report dated February 27, 2009 entitled “National Instrument 43-101 Technical Report for Westwood Project, Québec Canada” (the “Westwood Report”); (3) the technical report entitied “NI 43-101 Technical Report on Expansion Options at the Niobec Mine, Quebec, Canada” dated June 17, 2011; and (4) the annual information form of the Corporation dated March 28, 2011 which includes reference to my name in connection with information relating to the Quimsacocha and Westwood Reports and the properties described therein.

Date: June 30, 2011

/s/ Daniel Vallieries
Name: Daniel Vallieres, Eng.
Title: Manager, Underground Projects
IAMGOLD Corporation